BY-LAWS OF

                            COACHMEN INDUSTRIES, INC.
                     (as modified through January 31, 2002)

                                    ARTICLE I
                                    ---------

                                     OFFICES

         Principal Offices. The principal office of the Corporation shall be in the City of Elkhart, Indiana, and the Corporation may have such other offices, either within or without the State of Indiana, as it may require from time-to-time.

                                   ARTICLE II
                                   ----------

                                  SHAREHOLDERS

         Section 2.1 - Place of Meetings. All meetings of the shareholders for the election of Directors shall be held at the offices of the Corporation in the City of Elkhart, State of Indiana, or elsewhere as the Board of Directors may designate. Meetings of shareholders for any purpose may be held at such place as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

         Section 2.2 - Annual Meetings. An annual meeting of the shareholders, commencing with the year 1983, shall be held at 10:00 a.m. on the fifth Thursday after the end of the first quarter, but if a legal holiday, then on the next secular day following, or at such other time as the Board of Directors shall determine, at which they shall elect a Board of Directors and transact such other business as may properly be brought before such meeting.

         Section 2.3 - Special Meetings. Special meetings of the shareholders may be called by the Chairman, or by a majority of the Board of Directors.

         Section 2.4 - Shareholders  Suits.  From and after the adoption of this
Section 2.4, as a condition precedent to any shareholder in a representative capacity bringing any action or suit against the Corporation or its directors or officers, or any of them or any combination thereof (in their respective capacities), including but not limited to allegations of securities irregularities or fraud, the shareholder must enter into a written agreement with the Corporation providing that the prevailing party(ies) shall be reimbursed by the adverse party(ies) for its/his/their reasonable attorney's fees, court costs and other expenses of litigation incurred in connection with the action or suit.

         Section 2.5 - Notice of Meetings. Written or printed notice stating the place, day, and hour of the meeting of shareholders, and in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten days nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the Chairman, the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. No business may be transacted at a special meeting other than that described in the notice thereof.

         Section 2.6 - Shareholders Entitled to Vote. The Board of Directors may fix a date as the record date in order to determine the shareholders entitled to notice of a shareholders meeting, to demand a special meeting, to vote, or to take any other action, such date in any case to be not more than seventy days before the meeting or action requiring a determination of shareholders.

         Section 2.7 - Voting Lists. The officer or agent who has charge of the transfer books for shares of the Corporation shall make, at least five business days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period beginning five business days prior to such meeting and continuing through the meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection of any shareholder in accordance with applicable law during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this state shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section 2.7 shall not affect the validity of any action taken at a shareholders' meeting.

         Section 2.8 - Quorum. A majority of the outstanding shares of the Corporation entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, provided that if less than such quorum is present, the meeting may be adjourned, in accordance with
Section 2.10 of this Article, until a quorum is present.

         Section 2.9 - Manner of Acting. Every decision (other than the election of Directors) with respect to which the votes cast in favor exceed the votes cast in opposition shall be approved as a corporate act unless a larger affirmative vote is required by statute, the Articles of Incorporation of the Corporation, these by-laws, or the Board of Directors. Directors are elected by a plurality of the votes cast by shares entitled to vote in the election at a meeting at which a quorum is present, unless otherwise provided in the Articles of Incorporation of the Corporation.

         Section 2.10 - Adjournment. If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice thereof need not be given if the new time, date, or place is announced at the meeting before the adjournment. A new record date need not be set if the adjournment is within one hundred twenty days of the original meeting date.

         Section 2.11 - Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section  2.12  -  Voting  of  Shares.  At  every  such  meeting,   each
shareholder shall be entitled to cast one vote in person or proxy for each voting share of stock held in his name upon each matter submitted to vote.

         Shares of its own stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         Section 2.13 - Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors of such corporation may appoint or as the by-laws of such corporation may prescribe.

         Shares standing in the name of a deceased person, a minor ward, or an incompetent person may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

         Shares standing in the name of a receiver or trustee in bankruptcy may be voted by such receiver or trustee in bankruptcy, and shares held by or under the control of a receiver or trustee in bankruptcy may be voted by such receiver or trustee in bankruptcy without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver or trustee in bankruptcy was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote shares so transferred.

         Section 2.14 - Voting by Ballot. Voting on any question may be viva voce unless the presiding officer shall order that voting be by written ballot, and except that voting in elections shall be by written ballot, if a shareholder so requests.

         Section 2.15 - Notice of Director Nominations and Shareholder Proposals

          (a) Nominations for the election of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of

               Directors. Nominations by stockholders shall be made by notice in writing, either delivered to the Secretary of the Corporation, or mailed to the Secretary of the Corporation by first-class United States mail, postage prepaid, and in either case received by the Secretary of the Corporation not less than sixty days prior to the month and day of the anniversary of the last meeting of the stockholders called for the election of Directors. Notice of nominations which are proposed by the Board of Directors shall be given to the Secretary by the Chairman on behalf of the Board, by any reasonable means before the mailing of the proxy statement.

          (b) Each notice under subsection (a) must contain certain information about each proposed nominee, including his age, business and residence addresses, principal occupation, the number of shares of Common Stock beneficially owned by him, and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee.

          (c) Stockholders wishing to bring a proposal before a meeting of stockholders, whether or not it is to be included in a proxy statement, must submit it to the Secretary of the Corporation in writing, either delivered to the Secretary of the Corporation or mailed to the Secretary of the Corporation by first class United States mail, postage prepaid, and in either case received by the Secretary of the Corporation not less than sixty days prior to the month and day of the anniversary of the mailing of the prior year's proxy statement, together with identification and address of the proposing stockholder and such other information as would be required to determine the appropriateness of including the proposal in a proxy statement. The Secretary, in conjunction with the Chairman and such professional advisors as they deem necessary, shall determine whether and in what form to include the stockholder proposal in proxy materials.

          (d) If the Chairman of the meeting of stockholders determines that a nomination or a proposal was not made in accordance with the foregoing procedures, such nomination is void and such proposal shall not be submitted for consideration at the meeting.

                                   ARTICLE III
                                   -----------

                                    DIRECTORS

         Section 3.1 - General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

         Section 3.2 - Number, Tenure, and Qualifications. The number of Directors of the Corporation shall be not less than seven nor more than ten, the exact number of Directors to be determined from time-to-time by resolution of the

Board of Directors. Each Director shall hold office until his term shall expire and his successor shall have been elected and qualified. Commencing with the annual shareholders' meeting held in calendar year 2002, three of the Directors' terms shall expire at the annual shareholders' meeting held in calendar year 2003; three of the Directors' terms shall expire at the annual shareholders' meeting held in calendar year 2004; and the remainder of the Directors' terms shall expire at the annual shareholders' meeting held in calendar year 2005. Commencing with the annual shareholders' meeting held in calendar year 2003, all successors to Directors whose terms are expiring, including those Directors being re-elected, will be elected to three (3) year terms. Directors need not be residents of Indiana or shareholders of the Corporation. No person shall be eligible for election of the Board of Directors who will have attained the full age of seventy-five years prior to the beginning of the term for which said person is to serve as a Director.

Directors may be removed with or without cause by action of a majority of the Directors acting at a meeting when the removal of a Director is included in the notice of the meeting as a purpose of the meeting. A Director may also be removed by the shareholders in any manner provided by statute.


         Section 3.3 - Committees. The Board of Directors, by resolution adopted by a majority of Directors, may create one or more committees and appoint members of the Board to serve on the committee or committees. Each committee shall have one or more members, who serve at the pleasure of the Board.

         To the extent specified by the Board of Directors or in the Articles of Incorporation or these by-laws, each committee may exercise the authority of the Board of Directors under the Indiana Business Corporation Law, provided, however, a committee may not: (1) authorize distributions, except a committee may authorize or approve a reacquisition of shares if done according to a formula or method prescribed by the Board of Directors; (2) approve or propose to shareholders action that requires shareholders' approval under the Indiana Business Corporation Law; (3) fill vacancies on the Board of Directors or on any of its committees; (4) amend the Articles of Incorporation of this Corporation;
(5) adopt, amend, or repeal these by-laws; or (6) approve a plan of merger not requiring shareholder approval.

         Section 3.4 - Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law, immediately after, and at the same place as the annual meeting of shareholders. If such meeting is not held as above provided, the election of officers may be held at any subsequent meeting of the Board of Directors specifically called in the manner hereinafter provided. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Indiana, for the holding of additional regular meetings without other notice than such resolution.

         Section 3.5 - Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman or any three Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Indiana, as the place for holding any special meeting of the Board of Directors called by them.

         Section 3.6 - Notice Notice of any special meeting of Directors shall be given to be effective at least three (3) days prior to the meeting. Notice shall include the date, time and place of the meeting, but need not describe the purpose of the meeting, except as may be otherwise required in these Bylaws or the Articles of Incorporation. Written notice of any special meeting of Directors shall be given as follows: by mail (which includes U.S. mail and private carrier service); or, by electronic mail or facsimile to an address or number provided by the Director(s) for such purposes; or, by personal delivery, telegram, teletype or other form of wire or wireless communication; in all cases, to each Director at his/her business address, or, in the event delivery is to be made on a Saturday, Sunday, or legal holiday, then to the resident address of each Director. Written notice is effective at the earliest of the following: when received; five (5) days after the date of mailing, as evidenced by the postmark or private carrier receipt, if correctly addressed to the address listed in the most current records of the corporation; or, on the date shown on the return receipt of a mailing, if the receipt is signed by or on behalf of the addressee. If sent by electronic mail or facsimile, such notice will be presumed and determined to be delivered when the electronic records indicate that a good transmission was made unless proven otherwise. For purposes of dealing with an emergency situation, as conclusively determined by the Director(s) calling the meeting, notice may be given in person, orally or by any means that reasonably may be expected to provide notice under the circumstances, not less than two (2) hours prior to the meeting. If the Secretary fails or refuses to give such notice, then the notice may be given by the Director(s) calling the meeting. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends and announces that the express purpose of his/her attendance at the beginning of the meeting is to object to the holding of the meeting or the transaction of any business because the meeting is not lawfully called or convened, and provided that such Director does not thereafter participate in any way, vote for or assent or dissent to or on the record abstain from voting on any action taken at the meeting. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.7 - Quorum. A majority of the number of Directors fixed by these by-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of such Directors present may adjourn the meeting from time-to-time without further notice.

         Section 3.8 - Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 3.9 - Vacancies. Any vacancy occurring in the Board of Directors, and any Directorship to be filled by reason of an increase in the number of Directors, may be filled by the remaining Directors, though less than a quorum, at a regular or special meeting thereof.

         Section 3.10 - Compensation. By resolution of the Board of Directors, irrespective of any personal interest of any of the members, the Directors may be compensated for their services to the Corporation in any reasonable manner, including but not limited to payment of their expenses, if any, of attendance at each meeting of the Board, or any duly organized Committee of the Board of which they are members, and/or payment of a fixed sum for attendance at such meeting(s) , and/or payment of a stated periodic amount for serving on the Board and/or any committee thereof. Alternatively or additionally, the Directors may be paid either by issuance of a fixed number of shares of the Corporation, or payment of the fixed sums may be made by issuance of shares of the Corporation of an equivalent value as the amount due, as determined by the Board. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 3.11 - Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors, at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action taken.

         Section 3.12 - Informal Action by Directors. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, or any duly organized committee thereof acting within the scope of its delegated authority, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof or by all the members of such committee, as the case may be, and such consent is included in the minutes or filed with the corporate records reflecting the action taken.

                                   ARTICLE IV
                                   ----------

                                    OFFICERS

         Section 4.1 - Number. The officers of the Corporation shall include a Chairman, a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors.

         The Board of Directors may appoint such other officers as they deem necessary which may include various levels of Vice Presidents, a Controller, a Chief Financial Officer, a General Counsel, and others who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

         The officers of the Corporation shall have such powers and authority in the control and management of the property and business of the Corporation as is usual and proper in the case of, and incident to, such corporate offices, except insofar as such power and authority is limited by these by-laws or by resolution of the Board of Directors. Officers shall report as designated by the Board of Directors or by these Bylaws, or if there is no such designation, then as designated by the Chairman.

         Section 4.2 - Election and Term of Office. The officers of the Corporation shall be elected annually, by the Board of Directors, at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled, or new offices filled, at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 4.3 - Removal. Any officer or agent of the Corporation may be removed at any time by the Chairman, the Chairman's designee, or by the Board of Directors whenever, in his/its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed; and, any such removal by the Chairman (or the Chairman's designee) shall be subject to ratification by the Board of Directors, provided that such ratification shall be effective retroactive in effect to the date of removal.

         Section 4.4 - Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 4.5 - Bonds. If the Board of Directors by resolution shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

         Section 4.6 - Chairman. The Chairman shall be chosen from the Board of Directors and shall be the chief executive officer of the Corporation. The Chairman shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect and, subject to the control vested in the Board of Directors by statute, by the Articles of Incorporation or by these by-laws, shall administer and be responsible for the overall management of the business and affairs of the Corporation. The Chairman shall preside at all meetings of the shareholders and of the Board of Directors, and in general shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time-to-time may be assigned to him by the Board of Directors.

         Section 4.7 - President. The President shall be chosen by the Board of Directors, shall be directly responsible to the Chairman, and shall be directly in charge of all of the Corporation's operations. He may sign with the Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these by-laws, to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed and, in general, shall perform all duties as may be prescribed by the Board of Directors from time-to-time.

         Section 4.8 - Vice Presidents and Other Officers. Any Vice President may sign with the Secretary, or an Assistant Secretary, certificates for shares of the Corporation. Vice Presidents and other Officers shall have such authority within an appointed area as determined by the Board of Directors, and shall perform such other duties as from time to time may be assigned to them by the President, the Chairman, or the Board of Directors.

         Section 4.9 - Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these by-laws; (b) in general, perform all duties incident to the office of Treasurer and such other duties as from time-to-time may be assigned to him by the Chairman, the President or the Board of Directors.

         Section 4.10 - Secretary. The Secretary shall: (a) keep the minutes of the shareholders and Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the Corporate records and of the seal of the Corporation and see that the seal of the

Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post office address of each shareholder; (e) have general charge of the share transfer books of the Corporation; (f) in general, perform all duties incident to the office of Secretary and such other duties as from time-to-time may be assigned to him by the Chairman, the President or by the Board of Directors.

         Section 4.11 - Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries, as thereunto authorized by the Board of Directors, may sign with the President or a Vice President, certificates for shares of the Corporation the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by, the Chairman, the President or the Board of Directors.

                  Section 4.12 - Compensation. The compensation of the officers shall be fixed from time-to-time by the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director of the Corporation.

         Section 4.13 - Succession. In case of the unexplained absence of, or inability to reach, the Chairman for a period of forty-eight (48) hours, or in the event of the Chairman's inability to act or his refusal to act in accordance with the law or the directives of the Board of Directors, the President shall perform the duties of the Chairman.

         In case of the unexplained absence of, or inability to reach, the President for a period of forty-eight (48) hours, or in the event of the President's inability to act or his refusal to act in accordance with the law or the directives of the Board of Directors, the Chairman or any other officer whom the Chairman shall designate shall perform the duties of the President.

         In case of the unexplained absence or inability to reach both the President and the Chairman for a period of forty eight (48) hours, or the inability to act of both the Chairman and the President, then the officer: in the order previously designated by the Board of Directors; or, in the absence of any designation by the Board of Directors, in the order previously designated by the Chairman; or, in the absence of any designation by either of them, first the Executive Vice President(s), then the Senior Vice President(s) and then the Vice President(s), each in the order of their last appointment, shall temporarily perform the duties of President and Chairman until action by the Board of Directors. Such officer shall call a Special Meeting of the Board of Directors within seven (7) days of assuming the duties of President and Chairman, for the express purpose of filling those vacancies and appointing new officers, as appropriate, unless the President and the Chairman resume their duties in the interim.

                                    ARTICLE V
                                    ---------

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

         Section 5.1 - Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the Corporation, and such authority may be general or confined to specific instances.

         Section 5.2 - Loans. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 5.3 - Checks, Drafts, Etc. All checks, drafts, or other order for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time-to-time be determined by resolution of the Board of Directors.

         Section 5.4 - Deposits. All funds of the Corporation not otherwise employed shall be deposited from time-to-time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board of Directors may select.

                                   ARTICLE VI
                                   ----------

             SHARES, CERTIFICATES FOR SHARES, AND TRANSFER OF SHARES

         Section 6.1 - Regulation. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates for shares of the Corporation, including the appointment of transfer agents and registrars.

         Section 6.2 - Certificates for Shares. Certificates representing shares of the Corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, may be impressed with the Corporate seal, or a facsimile thereof, and shall be signed by the Chairman, President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, provided that such signatures may be facsimile if the certificate is counter signed by a transfer agent, or registered by a registrar other than the Corporation itself or its employee. Each certificate shall state the name of the Corporation, the fact that the Corporation is organized or incorporated under the laws of the State of Indiana, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares thereby or a statement that such shares are without par value. If the Articles of Incorporation of the Corporation authorize the issuance of more than one class of shares, a statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

         The Corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The Corporation may, but shall not be obligated to, issue script in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

         Section 6.3 - Cancellation of Certificates. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen, or destroyed certificates.

         Section 6.4 - Lost, Stolen, or Destroyed Certificates. Any shareholder claiming that his certificate for shares is lost, stolen, or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the Corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the Corporation not exceeding in amount double the value of the shares represented by such certificate, such value to be determined by the Chairman and Treasurer of the Corporation, a new certificate may be issued of the same tenor and representing the same number, class, and series of shares as were represented by the certificate alleged to be lost, stolen, or destroyed.

         Section 6.5 - Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Indiana.

                                   ARTICLE VII
                                   -----------

                                   FISCAL YEAR

         The fiscal year of the Corporation shall end of the last day of December in each calendar year.

                                  ARTICLE VIII
                                  ------------

                                    DIVIDENDS

         The Board of Directors may from time-to-time fix a record date, declaration date, and payment date with respect to any share dividend or distribution to shareholders in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE IX
                                   ----------

                                      SEAL

         The Board of Directors shall provide a Corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Indiana."

                                    ARTICLE X
                                    ---------

                                WAIVER OF NOTICE

         Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the Articles of Incorporation or under the provisions of the Indiana Business Corporation Law, or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting, in person, or by proxy shall constitute a waiver of notice of such meeting, unless the person or persons entitled to such notice at the beginning of the meeting objects to holding the meeting.

                                   ARTICLE XI
                                   ----------

                                 INDEMNIFICATION

         Section 11.1 - General. The Corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Law, or any other applicable laws, as from time-to-time in effect, indemnify any Indemnified Officer who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal administrative, or investigative, and whether formal or informal, by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, or who, while serving as such Director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) and reasonable expenses (including counsel fees) incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interests of the Corporation, and in all other cases, was not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

         Any other person may be so indemnified if it is determined by the Board of Directors by a majority vote of a quorum none of whom were at the time parties to such action that such indemnification is in the interest of the Corporation, subject to the provisions of this Article.

         The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

         Section 11.2 - Authorization of Indemnification. To the extent that an Indemnified Officer of the Corporation has been successful, on the merits or otherwise in the defense of any action, suit or proceeding referred to in
Section 11.1 of this Article, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify such person against reasonable expenses (including counsel fees) incurred by such person in connection therewith. Any other indemnification under Section 11.1 of this Article (unless ordered by a court) shall be made by the Corporation only as indemnification of the person to be indemnified is permissible in the circumstances because he has met the applicable standard of conduct, and as authorized as provided below.

         Determination as to whether indemnification is permissible shall be made (a) by the Board of Directors by a majority vote of a quorum none of whom were at the time parties to such action, suit or proceeding; or (2) if a quorum cannot be obtained under subdivision (1) by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to such action, suit, or proceeding; or (3) by special legal counsel: (A) selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2), or (B) if a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full Board of Directors; or (4) by the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

         Authorization of indemnification, the extent of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under sub-section (3) to select counsel.

         Section 11.3 - Good Faith Defined. For purposes of any determination under this Article XI, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section
11.1 if his action is based on information, opinions, reports, or statements, including financial statements and other financial data if prepared or presented by (1) one or more other Directors, officers or employees of the Corporation or another enterprise whom he reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (3) a committee of the Board of Directors of the Corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 11.3 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such a person is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, or agent. The provisions of this
Section 11.3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 11.1 of this Article XI.

         Section 11.4 - Payment of Expenses in Advance. Reasonable expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by the Corporation in advance of the final disposition of such action, suit, or proceeding, as authorized in the specific case in the same manner described in Section 11.2 of this Article, upon receipt of a written affirmation of the person to be indemnified's good faith belief that he has met the standard of conduct described in Section 11.1 of this Article and upon receipt of a written undertaking by or on behalf of the said person to repay such amount if it shall ultimately be determined that he did not meet the standard of conduct set forth in this Article XI, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article XI.

         Section 11.5 - Provisions Not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under the Articles of Incorporation of this Corporation, any other by-law, any resolution of the Board of Directors or shareholders, any other authorization, whenever adopted, after notice, by a majority vote of all voting shares then outstanding, or any contract, both as to action in this official capacity and as to action in another capacity while holding such office.

         Section 11.6 - Vested Right to Indemnification. The right of any individual to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit, or proceeding of the nature referred to in Section 11.1 of this Article and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these by-laws, or by a change in his employment status or other capacity entitling him to indemnification, and shall inure to the benefit of the heirs, executors and administrators of such an individual. Notwithstanding the foregoing, the indemnification afforded under this Article shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article, and to the extent such prior acts or omissions cannot be deemed to be covered by this Article XI, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

         Section 11.7 - Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a Director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against the same liability.

         Section 11.8 - Additional Definitions. For purposes of this Article, references to "the Corporation" shall include any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         For purposes of this Article, serving an employee benefit plan at the request of the Corporation shall include any service as a Director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" referred to in this Article.

         For purposes of this Article, "party" includes any individual who is or was a plaintiff, defendant, or respondent in any action suit or proceeding, or who is threatened to be made a named defendant or respondent in any action, suit or proceeding.

         For purposes of this Article, "official capacity," when used with respect to a Director, shall mean the office of Director of the Corporation; and when used with respect to an individual other than a Director shall mean the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

         For the purpose of this Article, "Indemnified Officer" means any Officer or Director of the Corporation, any member of the Management Group (as hereafter defined) of a division of the Corporation, and any Officer or Director of any wholly owned subsidiary of the Corporation.

         For the purpose of this Article, "Management Group" means the Division or General Manager of the division, and those employees who have division-wide responsibility whose titles are or include President, (Executive/Senior/Assistant) Vice President, or (Assistant) Controller.

         Section 11.9 - Payments a Business Expense. Any payments made to any indemnified party under these by-laws or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action.

                                   ARTICLE XII
                                   -----------

                                   AMENDMENTS

         These by-laws may be altered, amended, or repealed and new by-laws may be adopted by a majority of the Directors present at any meeting of the Board of Directors of the Corporation at which a quorum is present.